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EXHIBIT 21
LIST OF SUBSIDIARIES
AS OF JUNE 30, 1998



IR INTERNATIONAL HOLDINGS, INC.                 SEMICONDUCTOR ELECTRONICS LTD.
233 Kansas Street                               SDF Unit No. 23, SEEPZ
El Segundo, CA 90245                            Andheri (East)
                                                Bombay 400 096, India
RECTIFICADORES INTERNACIONALES, S.A.
Prolongacion Ave. Los Cabos                     IR INFOTECH PRIVATE, LTD.
No. 9234                                        Marwah House
Parque Industrial Pacifico II                   Krishanlal Marwah Marg
C.P. 22709                                      Saki Naka
Tijuana, Baja California, Mexico                Andheri (East)
                                                Bombay 400 072, India
INTERNATIONAL RECTIFIER COMPANY
(GREAT BRITAIN) LIMITED
 Holland Road
Hurst Green
Oxted, Surrey, RH8 9BB

INTERNATIONAL RECTIFIER
CORPORATION ITALIANA, S.P.A.
Via Liguria 49, 10071 Borgaro,
Torino (To), Italy

INTERNATIONAL RECTIFIER GMBH
Saalburgstrasse 157
D-61350 Bad Homburg, Germany

INTERNATIONAL RECTIFIER FAR EAST
COMPANY, LTD.
K&H Bldg., 3-30-4 Nishi-Ikebukuro
Toshima-ku, Tokyo, 171-0021 Japan

SHANGHAI INTERNATIONAL RECTIFIER
TRADING LTD.
231 Fu Te Road (N)
Waigaoqiao Free Trade Zone
Pudong, Shanghai, 200131, P.R. China

IR INTERNATIONAL HOLDINGS CHINA, INC.
IR-Weiguang Electronics Co., Ltd.
202 Zhuque Street
Xian, Shaanxi province, 710061, P.R. China

INTERNATIONAL RECTIFIER
SOUTHEAST ASIA PRIVATE, LTD.
50 Kallang Avenue #08-01/03
Noel Corporate Building
Singapore 339505

INTERNATIONAL RECTIFIER
HONG KONG, LTD.
Paul Y Centre, 22nd Floor, #10, 11 & 12
51 Hung To Road
Kwun Tong, Kowloon , Hong Kong